Exhibit 3.4

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The Name of the corporation shall be:
Media Evolutions, Inc

ARTICLE II PRINCIPAL OFFICER
Principal place of business/mailing address is:
8418 Dover View Lane
Orlando, Florida 32829

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:
New Business Formed

ARTICLE IV SHARES
The number of the shares of stock is:
1000 shares

ARTICLE V INITIAL OFFICER AND/OR DIRECTORS

Ian B. McDaniel
8418 Dover View Lane
Orlando, Florida 32829
President / Treasurer / Director

Mark E. Argenti
3107 Lane Margaret Drive
Orlando, Florida 32806
Vice President / Secretary / Director

ARTICLE VI REGISTERED AGENT
The name and Florida street address (P.O. Box NOT acceptable ) of the registered agent is:

Richard D. Brock, CPA
1301 River Place Blvd. , Suite 2400
Jacksonville, Florida 32207

ARTICLE VII INCORPORATOR
The name and the address of the incorporator is:

Richard D. Brock, CPA
1301 River Place Blvd. , Suite 2400
Jacksonville, Florida 32207

Having bee named as registered agent to accept service of process for the above state corporation at the place designed in this certificate, I am familiar with and accept the appointment as registered agent and agree to this capacity

/s/ Richard D. Brock	7-6-05
Signature/ Registered Agent: Richard D. Brock	Date

/s/ Richard D. Brock	7-6-05
Signature/ Incorporator: Richard D. Brock	Date